Exhibit 4.4.1

Deed of Novation

The Macfarlane Burnet Institute

for Medical Research and Public Health Ltd

ACN 007 349 984

and

Cancer Vac Pty Ltd

ACN 096 859 513

and

Prima Biomed Ltd

ACN 009 237 889

Middletons

Melbourne office

Ref: AHUT:KMAR: 10046336

Table of Contents

1.	Definitions and interpretation	1

1.1	Definitions	1
1.2	Interpretation	2

2.	Novation	2

2.1	Agreement to novate	2
2.2	Release and liability	2

3.	Indemnities	3

3.1	Indemnity by Retiring Party for period before the Effective Date	3
3.2	Indemnity by Prima for period after the Effective Date	3
3.3	Continuing indemnities and their survival	3

4.	Representations and warranties	3

4.1	General representations and warranties	3
4.2	Limit on reliance	3

5.	General	4

5.1	Nature of obligations	4
5.2	Entire understanding	4
5.3	No adverse construction	4
5.4	Further assurances	4
5.5	No waiver	4
5.6	Severability	4
5.7	Successors and assigns	5
5.8	No assignment	5
5.9	Consents and approvals	5
5.10	No variation	5
5.11	Costs	5
5.12	Duty	5
5.13	Governing law and jurisdiction	5
5.14	Notices	5
5.15	Counterparts	6
5.16	Relationship of parties	6

Deed of Novation

Date 18th April 2012

Parties

1.	The Macfarlane Burnet Institute for Medical Research and Public Health Ltd ACN 007 349 984 of 85 Commercial Road, Melbourne, Victoria 3004 (Burnet)

2.	Prima Biomed Ltd ACN 009 237 889 of Level 7, 151 Macquarie Street, Sydney, New South Wales 2000 (Prima)

(collectively the Continuing Parties)

3.	Cancer Vac Pty Ltd ACN 096 859 513 of Level 7, 151 Macquarie Street, Sydney, New South Wales 2000 (Retiring Party)

Background

A.	ARI, llexus, the Retiring Party and Prima are parties to the Principal Agreement.

B.	Pursuant to the Deed of Accession by Burnet to Prima dated 22 December 2005, Burnet agreed to be bound by all terms and conditions of the Principal Agreement in place of ARI and llexus on and from 1 January 2006.

C.	The parties agree to novate the Principal Agreement as set out in this Deed.

Agreed terms

1. Definitions and interpretation

1.1 Definitions

In this Deed:

ARI means the Austin Research Institute ACN 007 418 22;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Melbourne;

Deed means this deed including the recitals;

Effective Date means the date of this Deed;

llexus means llexus Pty Ltd ACN 041 772 103; and

Principal Agreement means the Technology Licence Agreement between ARI, llexus, the Retiring Party and Prima dated 31 May 2001, as amended from time to time, including by the Deed of Variation dated 24 August 2005.

1.2 Interpretation

In this Deed, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(a)	a gender includes the other genders;

(b)	the headings are used for convenience only and do not affect the interpretation of this Deed;

(c)	other grammatical forms of defined words or expressions have corresponding meanings;

(d)	a reference to a document includes the document as modified from time to time and any document replacing it;

(e)	the words “in writing” include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

(f)	a reference to a thing includes a part of that thing;

(g)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re enacted or replaced from time to time; and

(h)	wherever “include” or any form of that word is used, it must be construed as if it were followed by “(without being limited to)”.

2. Novation

2.1 Agreement to novate

On and from the Effective Date, the parties novate the Principal Agreement so that:

(a)	Prima assumes all of the Retiring Party’s rights and obligations under the Principal Agreement (Novated Agreement) (in addition to its own rights and obligations under the Principal Agreement);

(b)	the Retiring Party has no further rights or obligations under the Principal Agreement other than as set out in this Deed; and

(c)	a reference in the Principal Agreement to the Retiring Party is to be read and construed in the Novated Agreement as a reference to Prima.

2.2 Release and liability

(a)	The Continuing Parties release the Retiring Party from:

(i)	all of the Retiring Party’s obligations or liabilities under the Principal Agreement; and

(ii)	all actions, claims or proceedings that it may have against the Retiring Party connected with the Principal Agreement,

arising in respect of events occurring on or after the Effective Date.

(b)	The Retiring Party releases the Continuing Parties from:

(i)	all of the Continuing Parties’ obligations or liabilities under the Principal Agreement; and

(ii)	all actions, claims or proceedings that it may have against the Continuing Parties connected with the Principal Agreement, arising in respect of events occurring on or after the Effective Date.

(c)	Prima is not liable for any of the Retiring Party’s obligations or liabilities that arose under the Principal Agreement except as expressly provided under this Deed.

3. Indemnities

3.1 Indemnity by Retiring Party for period before the Effective Date

The Retiring Party unconditionally and irrevocably indemnifies Prima on demand against any claim, loss, liability or expense which Prima incurs, pays, or is liable for, arising directly or indirectly from an act or omission of the Retiring Party in respect of the Principal Agreement.

3.2 Indemnity by Prima for period after the Effective Date

Prima unconditionally and irrevocably indemnifies the Retiring Party on demand against any claim, loss, liability or expense which the Retiring Party incurs, pays, or is liable for, arising directly or indirectly from an act or omission of Prima in respect of the Novated Agreement.

3.3 Continuing indemnities and their survival

Each indemnity contained in this Deed is:

(a)	a continuing obligation despite a settlement of account or the occurrence of any other thing, and remains fully effective until all money owing, contingently or otherwise, under an indemnity has been paid in full; and

(b)	an additional, separate and independent obligation and no one indemnity limits the generality of another indemnity.

4. Representations and warranties

4.1 General representations and warranties

Each party represents and warrants to each of the other parties that:

(a)	it has full power and authority to enter into and perform its obligations under this Deed;

(b)	it has taken all necessary action to authorise the signing, delivery and performance of this Deed in accordance with its terms; and

(c)	this Deed constitutes its legal, valid and binding obligations and is enforceable in accordance with its terms.

4.2 Limit on reliance

No party has entered into this Deed relying on any representation, warranty, promise or statement made by another party, or any other person on behalf of a party, other than those set out in this Deed.

5. General

5.1 Nature of obligations

(a)	Any provision in this Deed which binds more than one person binds all of those persons jointly and each of them severally.

(b)	Each obligation imposed on a party by this Deed in favour of another is a separate obligation.

5.2 Entire understanding

(a)	This Deed contains the entire understanding between the parties concerning the subject matter of the Deed and supersedes all prior communications between the parties.

(b)	Each party acknowledges that, except as expressly stated in this Deed, that party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of another party in relation to the subject matter of this Deed.

5.3 No adverse construction

This Deed is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

5.4 Further assurances

A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Deed.

5.5 No waiver

(a)	A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Deed does not operate as a waiver of the power or right,

(b)	A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Deed.

(c)	A waiver of a breach does not operate as a waiver of any other breach.

5.6 Severability

Any provision of this Deed which is invalid in any jurisdiction must, in relation to that jurisdiction:

(a)	be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b)	be severed from this Deed in any other case,

without invalidating or affecting the remaining provisions of this Deed or the validity of that provision in any other jurisdiction.

5.7 Successors and assigns

This Deed binds and benefits the parties and their respective successors and permitted assigns under clause 5.8.

5.8 No assignment

A party cannot assign or otherwise transfer the benefit of this Deed without the prior written consent of each other party.

5.9 Consents and approvals

Where anything depends on the consent or approval of a party then, unless this Deed provides otherwise, that consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that party.

5.10 No variation

This Deed cannot be amended or varied except in writing signed by the parties.

5.11 Costs

Each party must pay its own legal costs of and incidental to the preparation and completion of this Deed.

5.12 Duty

(a)	Any duty (including related interest or penalties) payable in respect of this Deed or any instrument created in connection with it must be paid by Prima.

(b)	Prima undertakes to keep the Retiring Party indemnified against all liability relating to the duty, fines and penalties.

5.13 Governing law and jurisdiction

(a)	This Deed is governed by and must be construed in accordance with the laws in force in Victoria, Australia.

(b)	The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

5.14 Notices

Any notice or other communication to or by a party under this Deed:

(a)	may be given by personal service, post or facsimile;

(b)	must be in writing, legible and in English addressed (depending on the manner in which it is given) as shown below:

(i)	If to Burnet:

Address: 85 Commercial Road, Melbourne, Victoria 3004

Attention: Associate Professor David Anderson

Facsimile: (03)92822100

(ii)	If to Prima:

Address: Level 7,151 Macquarie Street

Sydney, New South Wales, 2000

Attention: Martin Rogers

Facsimile: (02) 9276 1284

Attention: Martin Rogers

Facsimile: (02) 9276 1284

(iii) If to the Retiring Party:

Address:  Level 7,151 Macquarie Street

Sydney, New South Wales, 2000

Attention: Martin Rogers

Facsimile: (02) 9276 1284

or to any other address last notified by the party to the sender by notice given in accordance with this clause;

(c)	in the case of a corporation, must be signed by an officer or authorised representative of the sender or in accordance with section 127 of the Corporations Act 2001 (Cth) and

(d)	is deemed to be given by the sender and received by the addressee:

(i)	if delivered in person, when delivered to the addressee;

(ii)	if posted, 2 Business Days (or 6, if addressed outside Australia) after the date of posting to the addressee whether delivered or not; or

(iii)	if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time), it is deemed to have been received at 9.00 am on the next Business Day.

5.15 Counterparts

If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

5.16 Relationship of parties

Unless this Deed expressly provides otherwise, nothing in this Deed may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

Executed as a deed

Executed by The Macfarlane Burnet Institute for Medical Research and Public Health Ltd ACN 007 349 984 in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Brendan Crabb	/s/ Pete Spiller
Signature of director	Signature of company secretary* *delete whichever does not apply

BRENDAN CRABB	PETE SPILLER
Name (please print)	Name (please print)

Executed by Cancer Vac Pty Ltd ACN 096 859 513 in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Martin Rogers	/s/ Ian Bangs
Signature of director	Signature of company secretary* *delete whichever does not apply

MARTIN ROGERS	IAN BANGS
Name (please print)	Name (please print)

Executed by Prima Biomed Ltd ACN 009 237 889 in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Martin Rogers	/s/ Ian Bangs
Signature of director	Signature of company secretary* *delete whichever does not apply

MARTIN ROGERS	IAN BANGS
Name (please print)	Name (please print)

middletons

Brisbane | Melbourne | Perth | Sydney

www.middletons.com

Level 16, Central Plaza Two

66 Eagle Street

Brisbane OLD 4000

Australia

telephone: +61 7 3233 1233

facsimile: +61 7 3233 0900

Level 25, Rialto South Tower

525 Collins Street

Melbourne VIC 3000

Australia

telephone: +61 3 9205 2000

facsimile: +61 3 9205 2055

Level 32

44 St Georges Terrace

Perth WA 6000

Australia

telephone: +61 8 9216 0900

facsimile: +61 8 9216 0901

Level 26

52 Martin Place

Sydney NSW 2000

Australia

telephone: +61 2 9513 2300

facsimile: +61 2 9513 2399